Exhibit 10.1

AMENDED AND RESTATED

BANK OF THE OZARKS, INC.

STOCK OPTION PLAN

As Amended and Restated on May 18, 2015

1. Purpose. The purpose of the Stock Option Plan is to attract and retain the best available talent and encourage the highest level of performance by executive officers and key employees of Bank of the Ozarks, Inc. (the “Company”) and its Subsidiaries (as defined) and to provide them with incentives to put forth maximum efforts for the success of the Company’s business and to serve the best interests of the Company’s shareholders. All options granted under the Plan are intended to be nonstatutory stock options.

2. Definitions. The following capitalized terms, when used in the Plan, will have the following meanings:

(a) “Act” means the Securities Exchange Act of 1934, as in effect from time to time.

(b) “Board” means the Board of Directors of the Company.

(c) “Change in Control” or “Change of Control” means the earlier to occur of any of the following: (i) if during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company’s shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (ii) any person or entity (other than any employee benefit plan or plans of the Company or its subsidiaries or any trustee of or fiduciary with respect to such plan or plans when acting in such capacity) or any group acting in concert, shall acquire or control twenty-five percent (25%) or more of the outstanding voting shares of the Company; provided however, that with respect to any person or entity owning or controlling 10% or more of the outstanding voting shares of the Company as of the effective date of the Plan, either acting alone or in concert with one or more of its wholly-owned subsidiaries, the amount of such voting shares so owned or controlled shall be deducted for purposes of this determination; (iii) if, upon a merger, combination, consolidation or reorganization of the Company, the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty-one percent (51%) of the combined voting power of voting securities of the Company or such surviving entity outstanding immediately thereafter; (iv) all or substantially all of the assets of the Company are sold or otherwise disposed of; or (v) the Compensation Committee or the Board determines, in its sole discretion, that any other business combination or other event (existing or anticipated) shall be deemed a Change of Control.

(d) “Code” means the Internal Revenue Code of 1986, as in effect from time to time.

(e) “Common Stock” means the common stock, par value $.01 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type described in Section 6.

(f) “Compensation Committee” means the Personnel and Compensation Committee which is a committee of the Board whose members are appointed by the Board from time to time. All of the members of the Compensation Committee, which may not be less than two, are intended at all times to qualify as “outside directors” within the meaning of Section 162(m) of the Code and as “Non-Employee Directors” within the meaning of Rule 16b-3; provided, however, that the failure of a member of such committee to so qualify shall not be deemed to invalidate any Stock Option granted by such committee.

(g) “Date of Grant” means the date specified by the Compensation Committee on which a grant of Stock Options will become effective (which date will not be earlier than the date on which such committee or the Board takes action with respect thereto).

(h) “Disability” means a Participant’s inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six (6) months.

(i) “Good Reason” means the occurrence after a Change in Control of any of the following events or conditions: (i) a change in the Participant’s status, title, position or responsibilities (including reporting responsibilities) which, in the Participant’s reasonable judgment, represents an adverse change from the Participant’s status, title, position or responsibilities as in effect immediately prior thereto, or the assignment to the Participant of any duties or responsibilities which, in the Participant’s reasonable judgment, are inconsistent with the Participant’s status, title, position or responsibilities; or any removal of the Participant from or failure to reappoint or reelect the Participant to any of such offices or positions, except in connection with the termination of the Participant’s employment for Disability, cause, as a result of the Participant’s death or by the Participant other than for Good Reason; or (ii) a reduction in the Participant’s annual base salary below the amount as in effect immediately prior to the Change in Control; or (iii) the relocation of the offices of the Participant’s place of employment to a location more than fifteen (15) miles from the location of such employment immediately prior to such Change in Control, or requiring the Participant to be based anywhere other than such offices; or (iv) the failure to pay to the Participant any portion of the Participant’s current compensation or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company or any of its Subsidiaries in which the Participant participated, within seven (7) days of the date such compensation is due; or (v) the failure to (A) continue in effect (without reduction in benefit level, and/or reward opportunities) any material compensation or employee benefit plan in which the Participant was participating immediately prior to the Change in Control, unless a substitute or replacement plan has been implemented which provides substantially identical compensation or benefits to the Participant or (B) provide the Participant with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other compensation or employee benefit plan, program and practice in which the

Participant was participating immediately prior to the Change in Control. Any event or condition described in (i) – (v) which occurs at any time prior to the date of a Change in Control and (A) which occurred after the Company entered into a definitive agreement, the consummation of which would constitute a Change in Control or (B) which the Participant reasonably demonstrates was at the request of a third party who has indicated an intention or has taken steps reasonably calculated to effect a Change in Control, shall constitute Good Reason for purposes of this Plan, notwithstanding that it occurred prior to a Change in Control.

(j) “Market Value per Share” means the fair market value per share of the Common Stock on the Date of Grant determined on the basis of the average of the highest reported asked price and the lowest reported bid price reported on the Nasdaq Stock Market, or any other such market or exchange that is the principal trading market for the Common Stock. If the Common Stock is not listed on any established stock exchange or a national market system, the Market Value per Share of the Common Stock will be determined by the Board in good faith.

(k) “Option Price” means the purchase price per share payable upon exercise of a Stock Option.

(l) “Participant” means a person who is selected by the Compensation Committee to receive Stock Options under Section 5 of the Plan and who is an executive officer or other key employee of the Company or any Subsidiary.

(m) “Rule 16b-3” means Rule 16b-3 under Section 16 of the Act, as such Rule is in effect from time to time.

(n) “Stock Option” means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Section 5.

(o) “Subsidiary” means any corporation, partnership, joint venture or other entity in which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power or equity interests represented by all classes of stock, or other ownership interests, issued by such corporation, partnership, joint venture or other entity.

3. Shares Available Under Plan. The shares of Common Stock which may be issued under the Plan will not exceed in the aggregate 10,660,000 shares, subject to adjustment as provided in this Section 3.

(a) Any shares of Common Stock which are subject to Stock Options that are terminated unexercised, forfeited or surrendered or that expire for any reason will again be available for issuance under the Plan. For the avoidance of doubt, the following events shall not result in any increase in the number of shares available for issuance under the Plan or otherwise again becoming available for issuance under the Plan: (i) withholding of shares to pay taxes on any Stock Options, (ii) tendering of shares to pay for the exercise price (i.e., net settlement of shares), or (ii) the purchase of shares of Common Stock on the open market as a result of Stock Option exercises.

(b) The shares available for issuance under the Plan also will be subject to adjustment as provided in Section 6.

4. Individual Limitation on Stock Options. The maximum aggregate number of shares of Common Stock with respect to which Stock Options may be granted to any Participant during any calendar year will not exceed 250,000 shares.

5. Grants of Stock Options. The Compensation Committee may from time to time authorize grants to any Participant of Stock Options upon such terms and conditions as such committee may determine in accordance with the provisions set forth below.

(a) Each grant will specify the number of shares of Common Stock to which it pertains.

(b) Each grant will specify the Option Price, which will not be less than 100% of the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock owned by the Participant for at least six months (or, with the consent of the Compensation Committee, for less than six months) having an aggregate fair market value per share at the date of exercise equal to the aggregate Option Price, (iii) with the consent of the Compensation Committee, by authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Participant having an aggregate fair market value per share on the date of exercise equal to the aggregate Option Price or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that the Company is prohibited from purchasing or acquiring such shares of Common Stock. Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.

(d) Successive grants may be made to the same Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

(e) Except as may be determined by the Compensation Committee in connection with new hires or upon a Participant’s death, Disability or in the event of a Change of Control of the Company, Stock Options shall vest over a period of not less than three (3) years from the Date of Grant. Each grant will specify the required period or periods (if any) of continuous service by the Participant with the Company or any Subsidiary and/or any other conditions to be satisfied before the Stock Options or installments thereof will vest and become exercisable, and any grant may provide for the earlier exercise of the Stock Options in the event of the Participant’s death or Disability or, upon approval by the Compensation Committee in the event of a Change of Control of the Company, or upon approval by the Company’s shareholders. Notwithstanding anything in the Plan or any stock option agreement to the contrary, if, within 24 months following a Change of Control, and assuming that any successor of the Company assumes the Plan and the outstanding Stock Options issued thereunder in connection with such Change of Control, any Participant’s service with the Company is terminated by the Company for a reason other than gross negligence or deliberate misconduct which demonstrably harms the Company, or that any such person shall have resigned for Good Reason, then such Participant’s Stock Options shall immediately vest and become exercisable.

(f) Each Stock Option granted pursuant to this Section 5 may be made subject to such transfer restrictions as the Compensation Committee may determine, including such restrictions as may be necessary to comply with applicable federal and state securities law.

(g) Each grant will be evidenced by a stock option agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Compensation Committee or the Board, as applicable) and delivered to the Participant and containing such further terms and provisions, consistent with the Plan, as such committee may approve.

6. Adjustments. Without limiting the Compensation Committee’s discretion as otherwise set forth in this Plan, if there shall occur any change in the capital structure of the Company by reason of any extraordinary dividend or other distribution (whether in the form of cash, common stock, other securities or other property, and other than a normal cash dividend), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of common stock or other securities of the Company, or other event having an effect similar to the foregoing, which affects the Common Stock, then the Compensation Committee shall, in an equitable and proportionate manner as determined by the Compensation Committee either: (i) adjust any or all of (1) the aggregate number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which Stock Options may be awarded under the Plan as set forth in Section 3; (2) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding Stock Options under the Plan, provided that the number of shares of Common Stock subject to any Stock Option shall always be a whole number; (3) the grant or exercise price with respect to any outstanding Stock Option under the Plan, and (4) the limits on the number of shares of Common Stock that are subject to Stock Options that may be granted to any Participants under the Plan in any calendar year as set forth in Section 4; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Stock Option. Any such adjustments to outstanding Stock Options shall be effected in a manner that precludes the material enlargement or dilution of rights and benefits under such Stock Options.

7. Withholding of Taxes. To the extent that the Company is required to withhold federal, state or local taxes in connection with any benefit realized by a Participant under the Plan, or is requested by a Participant to withhold additional amounts with respect to such taxes, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the realization of such benefit that the Participant make arrangements satisfactory to the Company for payment of the balance of such taxes required or requested to be withheld. In addition, if permitted by the Compensation Committee, a Participant may elect to have any withholding obligation of the Company satisfied with shares of Common Stock that would otherwise be transferred to the Participant on exercise of the Stock Option.

8. Administration of the Plan.

(a) The Plan will be administered by the Compensation Committee of the Board.

(b) The Compensation Committee has the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing the grant of a Stock Option. The interpretation and construction by the Compensation Committee of any such provision and any determination by the Compensation Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Compensation Committee will be liable for any such action or determination made in good faith.

(c) Notwithstanding any provision of the Plan to the contrary, the Compensation Committee will have the exclusive authority and discretion to administer or otherwise take any action required or permitted to be taken under the provisions of Sections 6, 8 and 9 hereof with respect to Stock Options granted under the Plan that are intended to comply with the requirements of Section 162(m) of the Code.

9. Amendments, Etc.

(a) The Compensation Committee may, without the consent of the Participant, amend any agreement evidencing a Stock Option granted under the Plan, or otherwise take action to accelerate the time or times at which the Stock Option may be exercised pursuant to Section 5(e), to extend the expiration date of the Stock Option, or to waive any other condition or restriction applicable to such Stock Option or to the exercise of such Stock Option, and may amend any agreement evidencing a Stock Option in any other respect with the consent of the Participant. Except as otherwise provided in the Plan or in any agreement evidencing a Stock Option, any change to (i) accelerate the time or times at which the Stock Option may be exercised, other than in connection with the Participant’s termination of service or pursuant to Section 5(e), or (ii) to reduce the exercise price of any Stock Option, other than pursuant to Section 6, will require shareholder approval.

(b) Notwithstanding anything in the Plan to the contrary, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares or other transaction), the terms of outstanding Stock Options may not be amended to cancel outstanding Stock Options in exchange for cash, other awards or Stock Options with an exercise price that is less than the exercise price of the original Stock Option without shareholder approval.

(c) The Plan may be amended from time to time by the Board or any duly authorized committee thereof. If required by any law, or any rule or regulation issued or promulgated by the Internal Revenue Service, the Securities and Exchange Commission, the Nasdaq Stock Market (or any other stock exchange upon which the Common Stock is listed for trading), or any other governmental or quasi-governmental agency having jurisdiction over the Company, the Common Stock or the Plan (collectively the “Legal Requirements”), any such amendment will also be submitted to and approved by the requisite vote of the shareholders of the Company. If any Legal Requirement requires the Plan to be amended, or in the event Rule 16b-3 is amended or supplemented (e.g., by addition of alternative rules) or any of the rules under Section 16 of the Act are amended or supplemented, in either event to permit the Company to remove or lessen any restrictions on or with respect to Stock Options, the Board and the Compensation Committee each reserves the right to amend the Plan to the extent of any such requirement, amendment or supplement, and all Stock Options then outstanding will be subject to such amendment.

(d) The Plan may be terminated at any time by action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Stock Option.

(e) The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate a Participant’s employment or other service at any time.

10. Effectiveness of Plan. The Plan is hereby amended and restated as of May 18, 2015; provided it has been approved by the Board and by the Company’s shareholders. If not previously terminated by the Compensation Committee or the Board, this Plan will terminate on May 18, 2025. After termination of the Plan, no future Stock Options may be granted under the Plan, but previously granted Stock Options shall remain outstanding in accordance with their applicable terms and conditions.

11. Application of Company Clawback Policy. All Stock Options granted to a Participant on or after the date this Plan becomes effective as set forth in Section 10 are subject to the applicable provisions of the Company’s clawback or recoupment policy approved by the Board or the Compensation Committee, as such policy may be in effect from time to time.